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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Lattice Semiconductor Corporation for the registration of shares of it's common stock and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the consolidated financial statements of Vantis Corporation included in Lattice Semiconductor Corporation's Current Report on Form 8-K, as amended, dated June 15, 1999, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
July 18, 2000